SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) March 10, 2000

                          GEOTEK COMMUNICATIONS, INC.
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               (Exact name of registrant as specified in charter)

         Delaware                       0-17581                  22-2358635
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(State of other jurisdiction    (Commission File Number)     (IRS Employer
 of incorporation)                                           Identification No.)

102 Chestnut Ridge Road, Montvale, New Jersey                      07645
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(Address of principle executive offices)                         (Zip Code)

        Registrant's telephone number, including area code 201-930-5430
                                                           ------------


                                      N/A
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         (Former name or former address, if changed since last report)


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Item 5. Other Events

As previously reported, Geotek Communications, Inc. and its domestic subsidiaries (the "Debtors") filed the Debtor's First Amended Consolidated Plan of Liquidation (the "Plan") and related Disclosure Statement, in the Bankruptcy Court for the District of Delaware on April 9, 1999. Also as previously reported, pursuant to that Plan as amended and confirmed on August 27, 1999, the Preferred Stock and Common Stock were to be canceled upon the effective date of the Plan and holders of the Debtor's Preferred Stock and Common Stock were not to receive or retain any property under the Plan.

On March 10, 2000 the Plan was declared effective. As such, and pursuant to the Plan as discussed above, the Debtor's Preferred Stock and Common Stock is now deemed canceled.

The Company is completing the liquidation of its assets and expects to dissolve the Company and its domestic subsidiaries before the end of calendar year 2000.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           GEOTEK COMMUNICATIONS, INC.

Date: March 17, 2000                       By: /s/ Anne E. Eisele
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                                               Name: Anne E. Eisele
                                               Title: President and Chief
                                               Financial Officer